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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of B&G Foods, Inc. (the "Company") on Form 10-K for the period ended January 2, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert C. Cantwell, Chief Executive Officer of the Company and I, Thomas P. Crimmins, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

          (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT C. CANTWELL Robert C. Cantwell Chief Executive Officer March 2, 2016
/s/ THOMAS P. CRIMMINS Thomas P. Crimmins Chief Financial Officer March 2, 2016

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1